UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2008

BROOKE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	0-25679	48-118574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 College Boulevard, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 661-0123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 22, 2008, Brooke Capital Corporation, (AMEX: BCP), issued a Press Release stating that it had received a letter from the staff of The American Stock Exchange ("AMEX") requiring Brooke Capital to add one additional independent director to its audit committee. AMEX rules require that each listed company have at least three independent directors on its audit committee, and Brooke Capital currently has two independent directors on its board of directors. The AMEX letter does not result in a delisting of Brooke Capital shares and allows Brooke Capital until September 10, 2008 to add the additional independent director. Brooke Capital expects to comply by that date. A copy of the Press Release is furnished as Exhibit 99.1 to this current report on Form 8-K.

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will be able to recruit and appoint an acceptable independent director candidate by September 10, 2008; the uncertainty that the Company will otherwise remain in compliance with AMEX rules, and risks and factors described from time to time in reports and registration statements filed by Brooke Capital Corporation with the Securities and Exchange Commission. A more complete description of Brooke Capital’s business is provided in Brooke Capital Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Capital Corporation without charge or at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press Release dated April 22, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 4/22/08

BROOKE CORPORATION

/s/ Kyle Garst
Kyle Garst
President and Chief Executive Officer

Exhibits

Exhibit 99.1 Press Release dated April 22, 2008.